Exhibit 99.1

Serina Therapeutics Appoints Dr. Simba Gill as Executive Chairman

- Dr. Gill brings extensive leadership experience in transformative biotechnology platforms and drug development -

HUNTSVILLE, AL, April 17, 2024 (GLOBE NEWSWIRE) — Serina Therapeutics, Inc. (NYSE American: SER), a clinical-stage biotechnology company focused on developing its proprietary POZ PlatformTM drug delivery technology today announced the appointment of Dr. Simba Gill as Executive Chairman. Serina’s proprietary POZ PlatformTM aims to develop and improve therapeutics across multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs).

“We are thrilled to welcome Dr. Gill to Serina Therapeutics as our new Executive Chair,” said Dr. Milton Harris, Founder and Chairman of the Board of Directors of Serina Therapeutics. “Simba has had a remarkable career co-founding, building and leading disruptive biotech companies for more than thirty-five years. Dr. Gill’s extensive leadership experience and deep understanding of the biopharmaceutical landscape make him the ideal candidate to lead our company forward as we advance our pipeline and platform technologies.”

Simba brings to Serina a wealth of biotech and pharma experience in building companies and transformative platforms as well as developing products, having served in key roles at Maxygen, Systemix, Boehringer Mannheim and Celltech. He earned his MBA at INSEAD and received his Ph.D. from King’s College, London. Dr. Gill will play a pivotal role in guiding Serina through its next phase of growth and development, leveraging his expertise to drive strategic expansion initiatives.

“I am honored to join Serina Therapeutics as Executive Chairman and to collaborate with the talented team to advance the company’s mission of developing innovative drugs and delivery solutions,” said Dr. Simba Gill. “Serina’s proprietary polymer technology platform has the potential to address unmet medical needs and improve patient outcomes with multiple modalities across multiple diseases.”

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and pain. Serina’s POZ PlatformTM delivery technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs, enabling the potential of challenging small molecules, while addressing the limitations of PEG (polyethylene glycol) and other biocompatible polymers. Our POZ PlatformTM partners are at the forefront in advancing lipid nanoparticle (LNP) delivery technology to develop novel RNA therapeutics. Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology. For more information, please visit https://serinatherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statement

This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; uncertainties regarding the impact of COVID-19 on Serina’s business, operations and financial results; and competitive developments. These risks as well as other risks are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, the company’s Current Report on Form 8-K that was filed with the SEC on April 1, 2024, and the company’s other periodic reports and documents filed from time to time with the SEC.

The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:

Steve Ledger

Investor.relations@serinatherapeutics.com

(256) 327-9630